United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

SHF HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SHF HOLDINGS, INC.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT DATED MAY 8, 2026

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2026

Safe Harbor Financial Expands Board of Directors with Appointment of Tyler Klimas and Sean Tonner

Klimas Brings Deep Cannabis Regulatory Expertise as Founder of Leaf Street Strategies and Former Executive Director of the Nevada Cannabis Compliance Board

Tonner Adds Decades of Strategic Communications and Public Affairs Experience as Managing Partner of Fulcrum Group

DENVER, May 28, 2026 (GLOBE NEWSWIRE) — SHF Holdings, Inc., d/b/a Safe Harbor Financial (“Safe Harbor” or “the Company”) (NASDAQ: SHFS), a leading fintech platform serving the banking, lending, and financial services needs of the regulated cannabis and hemp industries, today highlighted the appointment of both Tyler Klimas and Sean Tonner to its Board of Directors (the “Board”) on April 22, 2026. The appointments expand the Board from five to six members. Mr. Klimas has been appointed to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, and will serve as Chairman of the Nominating and Corporate Governance Committee. Mr. Tonner has been appointed to the Compensation Committee and the Nominating and Corporate Governance Committee, and will serve as Chairman of the Compensation Committee.

The Company also notes that Richard Carleton previously informed the Board of his decision not to seek reelection at the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”). Mr. Carleton’s decision is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. The Company thanks Mr. Carleton for his service and contributions to the Board. “Richard has been an outstanding addition the Board, and we thank him for his tremendous insights and appreciate everything he has done for the Company,” said Fred Niehaus, Chairman of the Board of Directors.

“Tyler and Sean bring exactly the kind of experience that strengthens our ability to execute on the opportunity in front of us,” continued Mr. Niehaus. “Tyler’s background at the intersection of cannabis regulation and federal policy is directly relevant as the regulatory environment continues to evolve, and Sean’s experience advising governments and major organizations on strategic communications and public affairs adds an important dimension to our Board as the Company grows its platform and expands its market presence. We are pleased to welcome them both.”

Mr. Klimas is the founder of Leaf Street Strategies, a Washington, D.C.-based consulting and regulatory affairs firm specializing in cannabis and hemp policy, regulatory strategy and market development. Prior to founding Leaf Street Strategies, Mr. Klimas served as the first Executive Director of the Nevada Cannabis Compliance Board, where he designed and led the agency responsible for regulating Nevada’s billion-dollar medical and adult-use cannabis markets. Mr. Klimas is a co-founder and former President of the Cannabis Regulators Association (CANNRA), a nonprofit comprising cannabis regulators from more than 45 U.S. states and territories, Canada and the Netherlands. He previously served as Nevada’s chief federal lobbyist under Governors Brian Sandoval and Steve Sisolak.

“Safe Harbor has played a foundational role in building the infrastructure that allows cannabis businesses to operate with financial legitimacy,” said Mr. Klimas. “I look forward to contributing to the Company’s continued growth at a time when the regulatory landscape is shifting in ways that create significant opportunity for the platform Safe Harbor has built.”

Mr. Tonner has served as Managing Partner at Fulcrum Group since December 2017 and is a seasoned strategic communications and public affairs leader with experience advising governments and corporations globally. He has served in senior staff roles for Presidents, Prime Ministers and Governors, and brings extensive experience in high-profile political campaigns, global reputation management for major brands and leadership roles across Colorado business and civic organizations. Mr. Tonner is a U.S. Army veteran and was awarded the Army Commendation Medal for Valor during Operation Desert Storm.

“Safe Harbor is building something genuinely differentiated in a market that is maturing rapidly,” said Mr. Tonner. “I am excited to join the Board and support the Company’s leadership as it grows its platform and advances its position as the financial partner of choice for the cannabis industry.”

About Safe Harbor

Safe Harbor is a cannabis-exclusive financial platform delivering smarter banking, lending, payments and business services tailored to how the cannabis industry actually operates. As one of the original pioneers of compliant cannabis banking in the U.S., Safe Harbor has facilitated more than $36 billion in cannabis-related transactions across 41 states and territories. Through its proprietary Cannabis Banking Solutions™ Platform and network of regulated financial institution partners, Safe Harbor empowers cannabis operators to gain clarity, control and confidence in their financial operations. From daily banking to long-term growth, Safe Harbor provides real solutions and personal support built exclusively for cannabis. Safe Harbor is a financial technology company, not a bank. Banking services are provided by our partner financial institutions. For more information, visit www.SHFinancial.org.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S. and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; success or viability of new product and service offerings Safe Harbor may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be brought by or against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Important Additional Information Regarding Proxy Solicitation

The Company filed a definitive proxy statement with the SEC on May 8, 2026 (as supplemented, the “Proxy Statement”) in connection with the Annual Meeting. Except as specifically supplemented by the information contained herein (this “Supplement”), all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this Supplement. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.

Safe Harbor Investor Relations Contact: ir@SHFinancial.org

Safe Harbor Media Relations Contact: safeharbor@kcsa.com